UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2022

AFC GAMMA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-39995	85-1807125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Okeechobee Blvd., Suite 1770

West Palm Beach, FL, 33401

(Address of principal executive offices, including zip code)

561-510-2390

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AFCG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 29, 2022, AFC Gamma, Inc. (the “Company”), entered into the Loan and Security Agreement (the “Revolving Credit Agreement”) by and among the Company, the other loan parties from time to time party thereto (the “Loan Parties”), the lenders party thereto (the “Lenders”), and East West Bank, as Lead Arranger, Bookrunner and Agent.

The Revolving Credit Agreement provides for a senior secured revolving credit facility (the “Revolving Credit Facility”) with $60 million in aggregate commitments, which may be borrowed, repaid and redrawn, subject to a borrowing base based on eligible loan obligations held by the Company and subject to the satisfaction of other conditions provided in the Revolving Credit Agreement. Interest is payable on the Revolving Credit Facility at the greater of (1) the applicable base rate plus 0.50% and (2) 4.50%, as provided in the Revolving Credit Agreement. Pursuant to the terms of the Revolving Credit Agreement, the amount of total commitments may be increased to up to $100 million in aggregate, subject to available borrowing base and lenders’ willingness to provide additional commitments.

The obligations of the Loan Parties under the Revolving Credit Agreement are secured by certain assets of the Loan Parties comprising of or relating to loan obligations designated for inclusion in the borrowing base. In addition, the Company is subject to various financial and other covenants, including: (1) liquidity of at least $5.0 million, (2) annual debt service coverage of at least 1.50 to 1.0 and (3) secured debt not to exceed 25% of total consolidated assets of the Company and its subsidiaries. The description above is only a summary of the material provisions of the Revolving Credit Agreement and is qualified in its entirety by reference to the Revolving Credit Agreement, a copy of which is filed as Exhibit 10.8 to this Current Report on Form 8-K and incorporated by reference herein.

Relationships

Certain of the lenders and their affiliates may in the future engage in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates.

Item 1.02	Termination of a Material Definitive Agreement.

On April 29, 2022, the Company terminated its $75.0 million Revolving Credit Agreement by and among the Company and AFC Finance, LLC, an affiliate of the Company (the “AFCF Agreement”). The AFCF Agreement was replaced with the Revolving Credit Agreement described in Item 1.01 above.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.7	Loan and Security Agreement, dated as of April 29, 2022, among AFC Gamma, Inc., the other Persons from time to time party thereto, as loan parties, East West Bank, as Lead Arranger, Bookrunner and Agent and the financial institutions party thereto, as Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2022	AFC GAMMA, INC.

	By:	/s/ Brett Kaufman
Brett Kaufman
Chief Financial Officer

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